PROSPECTUS Dated May 5, 1999                        Pricing Supplement No. 43 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-75289
Dated May 6, 1999                                                  March 8, 2000
                                                                  Rule 424(b)(3)


                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                           Senior Floating Rate Notes

                            -----------------------

     We will not redeem these Medium-Term Notes, Series C (Senior Floating Rate Notes) prior to the maturity date. We describe the basic features of this type of note in the section called "Description of Notes--Floating Rate Notes" in the accompanying prospectus supplement, subject to and as modified by the provisions described below.

Principal Amount:            $57,000,000

Maturity Date:               March 13, 2003

Interest Accrual
   Date:                     March 13, 2000

Interest Payment
   Dates:                    Each March 13, June
                             13, September 13, and
                             December 13,
                             commencing June 13,
                             2000

Initial Interest Rate:       To be determined on
                             the second Business
                             Day prior to the
                             Original Issue Date

Base Rate:                   Federal Funds Rate

Index Maturity:              One Day

Spread
(Plus or Minus):             Plus 0.41% per annum

Index Currency:              N/A

Interest Payment
   Period:                   Quarterly

Specified Currency:          U.S. Dollars

Issue Price:                 100%

Settlement Date
   (Original Issue Date):    March 13, 2000

Initial Interest Reset
   Date:                     March 14, 2000

Interest Reset Dates:        Each Business Day

Interest Reset Period:       Daily

Interest Determination
   Dates:                    The second Business
                             Day prior to each
                             Interest Reset Date

Reporting Service:           Telerate (Page 5)

Book Entry Note or
   Certificated Note:        Book Entry Note

Senior Note or
   Subordinated Note:        Senior Note

Agent:                       Morgan Stanley & Co.
                             Incorporated

Calculation Agent:           The Chase Manhattan
                             Bank

Minimum Denomination:        $1,000

CUSIP:                       61745EPD7


      Terms not defined above have the meanings given to such terms in the accompanying prospectus supplement.

                           MORGAN STANLEY DEAN WITTER